UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2007

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 S. Royal Lane, Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2007, during its Special Meeting of stockholders, holders of a majority of the outstanding CellStar common stock voted to approve the Asset Purchase Agreement, dated as of December 18, 2006, whereby CellStar agreed to sell substantially all of the assets of its U.S. and Miami-based Latin American operations to a wholly-owned subsidiary of Brightpoint, Inc. (the “U.S. Sale”); the Stock Purchase Agreement, dated as of December 18, 2006, whereby CellStar agreed to sell all of its Mexico operations to Soluciones Inalámbricas S.A. de C.V. and Prestadora de Servicios en Administracion y Recursos Humanos, S.A. de C.V; the proposal to approve the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale; and the proposal to amend CellStar’s Certificate of Incorporation to change its corporate name to CLST Holdings, Inc. after the completion of the U.S. Sale. CellStar issued a press release dated March 29, 2007, announcing the results of the Special Meeting.

In addition, CellStar announced in the press release that it had signed a non-binding letter of intent with a potential buyer and is working on a definitive purchase agreement for its Chile operations.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	CellStar Corporation press release dated March 29, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Elaine Flud Rodriguez
Date: March 29, 2007		Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description
EX-99.1	CellStar Corporation press release dated March 29, 2007.